Exhibit 99.1
I-Sector Announces Merger of InterNetwork Experts Subsidiary and Name Change to INX Inc.
HOUSTON—(BUSINESS WIRE)—Jan. 4, 2006—I-Sector Corporation (AMEX:ISR — News) today announced that the merger of its InterNetwork Experts, Inc. subsidiary into I-Sector was completed, effective January 1, 2006. The Company also announced that its name has been changed from I-Sector to INX Inc., also effective January 1, 2006.
James Long, INX. Inc.’s Chairman and CEO, stated, “We are very pleased to announce that this important step in the transition of the Company has been completed. The combination of today’s announcements, along with the planned sale of our two non-strategic business units, will enable INX. Inc. to dedicate 100% of our focus and resources on our highly successful IP Communications business. For the nine months ended September 2005, our IP Communications business unit grew revenue almost 60% year-over-year, and its CAGR from 2001 to 2004 was over 90%. We believe the numerous strategic moves to focus exclusively on our IP Communications business will enable us to simplify our customer and vendor communications, while maximizing shareholder value over time.”
Mark Hilz, President and COO for the Company, stated, “INX Inc. has a clear strategic focus on becoming the preferred national provider of Cisco-centric IP communications solutions. Our rapid growth over the past five years is evidence of our significant value proposition and strong competitive position, in addition to Cisco’s leadership position in VoIP solutions. We believe the VoIP market is moving from an early adopter phase to mass adoption, and today’s announcements help to position INX Inc. as a pure play on this opportunity.”
INX INC.’S NEW INTERNET ADDRESS
The Company’s new Internet/Web URL is www.inxi.com. Both companies’ old Internet/Web URL’s, including www.I-Sector.com and www.inetx.com, will be redirected to the new URL when the new Web site is available, which is anticipated to be within the next several days.
SAFE HARBOR STATEMENT:
The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	The market for IP telephony continuing to grow.

•	The Company’s ability to execute its strategy as planned.

•	The Company’s ability to complete the sale of its two smaller business units as planned.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K/A for the year 2004.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT THE COMPANY:
INX Inc., headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology, with a particular focus on Cisco-centric IP Communications solutions. Additional information about INX is available on the Internet at www.inxi.com.
Contact:
I-Sector Corporation, Houston
Brian Fontana, 713-795-2000
or
PR Financial Marketing LLC
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com